UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2003

Atlantic Coast Airlines Holdings, Inc.

(Exact name of registrant as specified in Charter)

Delaware	0-21976	13-3621051
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

45200 Business Court, Dulles, VA		20166
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (703) 650-6000

N/A

(Former name and former address, if changed since last report.)

Item 9.	REGULATION FD DISCLOSURE.

On November 19, 2003, Atlantic Coast Airlines Holdings, Inc. (ACA) (NASDAQ/NM: ACAI) issued a press release revealing the name and brand identity of its low-fare airline, Independence Air. A copy of the press release containing the announcement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Statements in the press release and by company executives regarding its implementation of new business strategies and its relationship with United Airlines, Inc., regarding the unsolicited acquisition proposal by Mesa Air Group, Inc. and other matters, as well as regarding operations, earnings, revenues and costs, represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such risks and uncertainties include, among others: whether Mesa Air Group, Inc. succeeds in its efforts to take control of the company through its proposed consent solicitation and to acquire all of the outstanding shares of the company’s common stock; the costs of reviewing and responding to the unsolicited Mesa proposal, and other impacts of the proposal on the company’s operations; United’s option under bankruptcy rules to assume or reject the existing United Express Agreement; the timing of any disengagement by the company as a United Express carrier under the United Express Agreement or pursuant to bankruptcy court proceedings and impact on the company’s ability to operate an independent airline; the ability to successfully implement a transition from United Express service; the ability to effectively implement its low-fare business strategy utilizing a mix of narrow-body aircraft and regional jets; the ability to acquire and obtain financing for the narrow-body aircraft; the ability to compete effectively as a low-cost carrier, including passenger response to its new service, and the response of United or other competitors with respect to service levels and fares in markets to be operated by the company; the availability of additional or alternative business opportunities for the company’s operations; the effects of United’s bankruptcy proceedings; the continued financial health of Delta Air Lines, Inc., and the ability and willingness of Delta to continue to deploy the company’s aircraft and to utilize and pay for scheduled service at agreed upon rates; availability and cost of product support for the company’s 328JET aircraft; unexpected costs arising from the insolvency of Fairchild Dornier; general economic and industry conditions; additional acts of war or terrorism; and risks and uncertainties arising from the events of September 11, any of which may impact the company, its aircraft manufacturers and its other suppliers in ways that the company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended December 31, 2002 and in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2003. These statements are made as of November 19, 2003 and ACA undertakes no obligation to update any such forward-looking information, including as a result of any new information, future events, changed expectations or otherwise.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Coast Airlines Holdings, Inc.
(Registrant)

Date: November 21, 2003
	By:	/S/ KERRY SKEEN

Kerry Skeen, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of press release issued by Atlantic Coast Airlines, Inc. dated November 19, 2003, titled “Introducing: Independence Air”.